Exhibit 99.2

Schedule 2

Item 5(a)	The Reporting Persons have the following interests in B Shares:

	B Shares(1)
	Number	% of Class
Carlos Slim Helú(2)	16,292,297,293	26.7%
Carlos Slim Domit(3)	31,160,075,921	51.0%
Marco Antonio Slim Domit(4)	31,162,513,785	51.0%
Patrick Slim Domit(5)	30,077,080,474	49.3%
María Soumaya Slim Domit(6)	29,630,395,860	48.5%
Vanessa Paola Slim Domit(7)	29,771,141,433	48.8%
Johanna Monique Slim Domit(8)	29,795,576,028	48.8%
GFI(9)	940,441,101	1.5%
Control Empresarial(10)	10,895,932,873	17.8%
Telmex Trust(11)	1,107,150,664	1.8%
Telnor Trust(11)	22,035,877	0.0%
Fundación Telmex(11)	147,107,312	0.2%
Fundación Carlos Slim(11)	356,412,110	0.6%
Instituto Carlos Slim de la Salud(11)	20,000,000	0.0%
Control Trust(12)	17,742,515,522	29.1%

(1)	Based upon 61,060,000,000 B Shares outstanding as of December 17, 2024, 2024 as reported by the Mexican Stock Exchange (Bolsa Mexicana de Valores S.A.B. de C.V.).
(2)	Includes 5,200,354,685 B Shares owned directly by Carlos Slim Helú and shares owned by GFI and Control Empresarial.
(3)	Includes 2,325,617,791 B Shares owned directly by Carlos Slim Domit and shares owned by the Control Trust, GFI and Control Empresarial.
(4)	Includes 2,328,055,655 B Shares owned directly by Marco Antonio Slim Domit and shares owned by the Control Trust, GFI and Control Empresarial.
(5)	Includes 1,242,622,344 B Shares owned directly by Patrick Slim Domit and shares owned by the Control Trust, GFI and Control Empresarial.
(6)	Includes 795,937,730 B Shares owned directly by María Soumaya Slim Domit and shares owned by the Control Trust, GFI and Control Empresarial.
(7)	Includes 936,683,303 B Shares owned directly by Vanessa Paola Slim Domit and jointly with her spouse, and shares owned by the Control Trust, GFI and Control Empresarial.
(8)	Includes 961,117,898 B Shares owned directly by Johanna Monique Slim Domit and jointly with her spouse, and shares owned by the Control Trust, GFI and Control Empresarial.
(9)
Includes shares owned by trusts managed by GFI for the benefit of employees of entities controlled by the Slim Family (74,554,165 B Shares). Also includes shares in accounts managed by Afore Inbursa (186,981,392 B Shares) and shares in the Mutual Funds (482,895,809 B Shares), the ownership of which GFI disclaims.

(10)	Includes shares owned by subsidiaries of Control Empresarial. Control Empresarial was formerly known as Inversora Carso, S.A. de C.V.
(11)	Shares disclaimed by the Slim Family.
(12)	Shares held for the benefit of the Slim Family.